Exhibit (25)(2)(k)(3)


                                 MASTER / FEEDER

                                    AGREEMENT

                                     BETWEEN

               GROSVENOR REGISTERED MULTI-STRATEGY FUND (TE), LLC

                                       AND

                  GROSVENOR MULTI-STRATEGY OFFSHORE FUND, LTD.

                                   DATED AS OF

                                  MARCH 1, 2010

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                                TABLE OF CONTENTS

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                                                                            PAGE
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
ARTICLE I REPRESENTATIONS AND WARRANTIES.................................     1
   Sec. 1.1 Feeder Fund..................................................     1
   Sec. 1.2 Offshore Fund................................................     1
ARTICLE II COVENANTS.....................................................     2
   Sec. 2.1 Feeder Fund..................................................     2
   Sec. 2.2 Offshore Fund................................................     3
   Sec. 2.3 Reasonable Actions...........................................     3
ARTICLE III INDEMNIFICATION..............................................     4
   Sec. 3.1 Feeder Fund..................................................     4
   Sec. 3.2 Offshore Fund................................................     5
ARTICLE IV ADDITIONAL AGREEMENTS.........................................     7
   Sec. 4.1 Access to Information........................................     7
   Sec. 4.2 Confidentiality..............................................     7
   Sec. 4.3 Obligations of the Feeder Fund and the Offshore Fund.........     7
ARTICLE V TERMINATION, AMENDMENT.........................................     7
   Sec. 5.1 Termination..................................................     7
   Sec. 5.2 Amendment....................................................     8
ARTICLE VI GENERAL PROVISIONS............................................     8
   Sec. 6.1 Expenses.....................................................     8
   Sec. 6.2 Headings.....................................................     8
   Sec. 6.3 Entire Agreement.............................................     8
   Sec. 6.4 Successors...................................................     8
   Sec. 6.5 Governing Law................................................     8
   Sec. 6.6 Counterparts.................................................     8
   Sec. 6.7 Third Parties................................................     8
   Sec. 6.8 Notices......................................................     8
   Sec. 6.9 Interpretation...............................................     9
   Sec. 6.10 Operation of the Funds......................................     9
   Sec. 6.11 Relationship of Parties; No Joint Venture, Etc..............     9

                                    AGREEMENT

     THIS AGREEMENT (the "Agreement") is made and entered into as of the 1st day of March, 2010, by and among Grosvenor Registered Multi-Strategy Fund (TE), LLC (the "Feeder Fund"), a Delaware limited liability company, and Grosvenor Multi-Strategy Offshore Fund, Ltd. (the "Offshore Fund"), an exempted company incorporated under the laws of the Cayman Islands.

                                   WITNESSETH

     WHEREAS, the Feeder Fund is registered under the Investment Company Act of 1940 (the "1940 Act") as a diversified, closed-end management investment company;

     WHEREAS, the Feeder Fund and the Offshore Fund each have the same investment objective and substantially the same investment policies; and

     WHEREAS, the Feeder Fund desires to pursue its investment objective by investing on an ongoing basis substantially all of its investable assets (the "Assets") in the Offshore Fund in consideration for Class A shares (the "Shares") of the Offshore Fund (the "Investment") on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                         REPRESENTATIONS AND WARRANTIES

     Sec. 1.1 FEEDER FUND. The Feeder Fund represents and warrants to the Offshore Fund that:

               (a) ORGANIZATION. The Feeder Fund is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Feeder Fund has the requisite power and authority to own its property and conduct its business as proposed to be conducted pursuant to this Agreement.

               (b) 1940 ACT REGISTRATION. The Feeder Fund is a registered investment company under the 1940 Act.

               (c) CONFIDENTIAL MEMORANDUM. The Feeder Fund has reviewed the Offshore Fund's most recent confidential memorandum.

     Sec. 1.2 OFFSHORE FUND. The Offshore Fund represents and warrants to the Feeder Fund that:

               (a) ORGANIZATION. The Offshore Fund is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands. The Offshore Fund has the requisite power and authority to own its property

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          and conduct its business as now being conducted and as proposed to be conducted pursuant to this Agreement.

               (b) APPROVAL OF AGREEMENT. No meeting of, or consent by, holders of Shares of the Offshore Fund is necessary to approve the issuance of Shares to the Feeder Fund.

               (c) ISSUANCE OF SHARES. The issuance by the Offshore Fund of Shares in consideration for the Investment by the Feeder Fund of its Assets has been duly authorized by all necessary action on the part of the Board of Directors of the Offshore Fund. When issued in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable.

               (d) SEC FILINGS; SECURITIES EXEMPTIONS. The Offshore Fund has duly filed all forms, reports and other documents (collectively, the "SEC Filings") required to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933 (the "1933 Act"), the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act, and the rules and regulations thereunder, (collectively, the "Securities Laws"). Shares of the Offshore Fund are not required to be registered under the 1933 Act, because such Shares are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act and/or pursuant to either Regulation D or Regulation S promulgated thereunder, as applicable. In addition, Shares of the Offshore Fund are either noticed or qualified for sale or exempt from notice or qualification requirements under applicable securities laws in those states and other jurisdictions in which Shares are offered and sold. All SEC Filings relating to the Offshore Fund comply in all material respects with the requirements of the applicable Securities Laws and do not, as of the date of this Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (e) TAX STATUS. The Offshore Fund is taxable as a corporation for Federal income tax purposes under the Internal Revenue Code of 1986, as amended. Neither the Offshore Fund nor its shareholders are, under existing legislation, subject to any Cayman Islands income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax.

               (f) TAXABLE AND FISCAL YEAR. The taxable year end of the Offshore Fund is December 31st and the fiscal year end is March 31st.

                                   ARTICLE II
                                    COVENANTS

     Sec. 2.1 FEEDER FUND. The Feeder Fund covenants that:

               (a) SUBSTITUTION OF SHARES. The Feeder Fund shall refrain from substituting Shares of the Offshore Fund held by the Feeder Fund unless the SEC has approved such substitution in accordance with
          Section 26 of the 1940 Act.


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               (b) FISCAL YEAR. The Feeder Fund shall take appropriate action to maintain the same fiscal year end as the Offshore Fund (currently
          March 31st).

               (c) PROXY VOTING. If requested to vote on matters pertaining to the Offshore Fund, the Feeder Fund will seek instructions from its investors with regard to the voting of all proxies with respect to the Offshore Fund's securities and vote such proxies only in accordance with such instructions.

     Sec. 2.2 OFFSHORE FUND. The Offshore Fund covenants that:

               (a) SEC FILINGS. The Offshore Fund will make all SEC Filings required to be made by it with the SEC under the Securities Laws. The Offshore Fund's SEC Filings will comply in all material respects with the requirements of the applicable Securities Laws, and will not, at the time they are filed or used, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (b) TAX STATUS. Based upon applicable Internal Revenue Service interpretations and rulings and Treasury Regulations, the Offshore Fund will continue to be treated as a corporation for Federal income tax purposes.

               (c) SECURITIES EXEMPTIONS. Shares of the Offshore Fund have been and will continue to be offered and sold solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act or require registration or notification under any state law. Shares of the Offshore Fund will be offered and sold to the Feeder Fund pursuant to Regulation D or other investors pursuant to Regulation S, both under the 1933 Act.

               (d) ADVANCE NOTICE OF CERTAIN CHANGES. The Offshore Fund shall provide the Feeder Fund with reasonable advance written notice of any change in the Offshore Fund's investment objective, or if the Offshore Fund has knowledge or should have knowledge that one of the following changes is likely to occur, written notice shall be provided as soon as reasonably possible after the Offshore Fund obtains or should have obtained such knowledge, of any material change in the Offshore Fund's investment policies or activities, any material increase in the Offshore Fund's fees or expenses, or any change in the Offshore Fund's fiscal year.

               (e) COMPLIANCE WITH LAWS. The Offshore Fund shall comply, in all material respects, with all applicable laws, rules and regulations in connection with conducting its operations.

               (f) VIOLATIONS OF ARTICLES OF ASSOCIATION. The Offshore Fund hereby submits to the jurisdiction of the courts of the United States in connection with the enforcement by the Feeder Fund of its rights with respect to any violations of the Articles of Association of the Offshore Fund.

     Sec. 2.3 REASONABLE ACTIONS. Each party covenants that it will, subject to the provisions of this Agreement, from time to time, as and when requested by another party or in its own


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discretion, as the case may be, execute and deliver or cause to be executed and delivered all such documents, assignments and other instruments, take or cause to be taken such actions, and do or cause to be done all things reasonably necessary, proper or advisable in order to conduct the business contemplated by this Agreement and to carry out its intent and purpose.

                                   ARTICLE III
                                 INDEMNIFICATION

     Sec. 3.1 FEEDER FUND

               (a) The Feeder Fund agrees to indemnify and hold harmless the Offshore Fund, and the Offshore Fund's investment adviser, and any director, officer, employee or agent of the Offshore Fund or the Offshore Fund's investment adviser (in this Section, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in subparagraph (b)) ("Losses"), that:

                    (i) arise out of or are based upon any violation or alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law, or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by the Feeder Fund or by any of its directors, officers, employees or agents, but only insofar as such omissions or commissions relate to the Investment; or

                    (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any confidential memoranda or any other offering document of the Feeder Fund, or any amendments or supplements to the foregoing (in this Section, collectively "Offering Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was not made in the Offering Documents in reliance upon and in conformity with the Offshore Fund's confidential memorandum and other written information furnished by the Offshore Fund or by any service provider of the Offshore Fund for use therein or for use by the Feeder Fund in preparing such documents, including but not limited to any written information contained in the Offshore Fund's current confidential memorandum;

               PROVIDED, HOWEVER, that in no case shall the Feeder Fund be liable for indemnification hereunder (i) with respect to any claims made against any Covered Person unless a Covered Person shall have notified the Feeder Fund in writing within a


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          reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification or (ii) if such Losses were the result of the negligence or willful misconduct of the Offshore Fund. Failure to notify the Feeder Fund of such claim shall not relieve the Feeder Fund from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

               (b) The Feeder Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Feeder Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Feeder Fund. In the event the Feeder Fund elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) the Feeder Fund shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and the Feeder Fund, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to the Feeder Fund that one or more legal defenses may be available to it that may not be available to the Feeder Fund, in which case the Feeder Fund shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to all such persons. The Feeder Fund shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Feeder Fund might otherwise have to Covered Persons.

     Sec. 3.2 OFFSHORE FUND.

               (a) The Offshore Fund agrees to indemnify and hold harmless the Feeder Fund and any affiliate providing services to the Feeder Fund, and any manager, director, officer, employee or agent of any of them (in this Section, each, a "Covered Person" and collectively, "Covered Persons"), against any and all losses, claims, demands, damages, liabilities or expenses (including, with respect to each Covered Person, the reasonable cost of investigating and defending against any claims therefor and any counsel fees incurred in connection therewith, except as provided in subparagraph (b)) ("Losses"), that:

                    (i) arise out of or are based upon any violation or alleged violation of any of the Securities Laws, or any other applicable statute, rule, regulation or common law or are incurred in connection with or as a result of any formal or informal administrative proceeding or investigation by a regulatory agency, insofar as such violation or alleged violation, proceeding or investigation arises out of or is based upon any direct or indirect omission or commission (or alleged omission or commission) by the Offshore Fund, or any of its directors, officers, employees or agents; or


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                    (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any advertising or sales literature, or any other SEC Filing relating to the Offshore Fund, or any amendments or supplements to the foregoing (in this Section, collectively, the "Offering Documents") of the Offshore Fund, or arise out of or are based upon the omission or alleged omission to state therein, a material fact required to be stated therein, or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; or

                    (iii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Offering Documents relating to the Offshore Fund, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Offshore Fund by the Feeder Fund for use therein or for use by the Offshore Fund in preparing such documents, including but not limited to any written information contained in the Offshore Fund's current confidential memorandum.

               PROVIDED, HOWEVER, that in no case shall the Offshore Fund be liable for indemnification hereunder with respect to any claims made against any Covered Person unless a Covered Person shall have notified the Offshore Fund in writing within a reasonable time after the summons, other first legal process, notice of a federal, state or local tax deficiency, or formal initiation of a regulatory investigation or proceeding giving information of the nature of the claim shall have properly been served upon or provided to a Covered Person seeking indemnification. Without limiting the generality of the foregoing, the Offshore Fund's indemnity to Covered Persons shall include all relevant liabilities of Covered Persons under the Securities Laws, as if the Offering Documents constitute a "prospectus" within the meaning of the 1933 Act, and the Offshore Fund had registered its interests under the 1933 Act pursuant to a registration statement meeting the requirements of the 1933 Act. Failure to notify the Offshore Fund of such claim shall not relieve the Offshore Fund from any liability that it may have to any Covered Person otherwise than on account of the indemnification contained in this Section.

               (b) The Offshore Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Offshore Fund elects to assume the defense, such defense shall be conducted by counsel chosen by the Offshore Fund. In the event the Offshore Fund elects to assume the defense of any such suit and retain such counsel, each Covered Person in the suit may retain additional counsel but shall bear the fees and expenses of such counsel unless (A) the Offshore Fund shall have specifically authorized the retaining of and payment of fees and expenses of such counsel or (B) the parties to such suit include any Covered Person and the Offshore Fund, and any such Covered Person has been advised in a written opinion by counsel reasonably acceptable to the Offshore Fund that one or more legal defenses may be available to it


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

          that may not be available to the Offshore Fund, in which case the Offshore Fund shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of one counsel to such persons. The Offshore Fund shall not be required to indemnify any Covered Person for any settlement of any such claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The indemnities set forth in paragraph (a) will be in addition to any liability that the Offshore Fund might otherwise have to Covered Persons.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

     Sec. 4.1 ACCESS TO INFORMATION. Throughout the life of this Agreement, the Feeder Fund and the Offshore Fund shall afford each other reasonable access at all reasonable times to such party's officers, employees, agents and offices and to all relevant books and records and shall furnish each other party with all relevant financial and other data and information as such other party may reasonably request.

     Sec. 4.2 CONFIDENTIALITY. Each party agrees that it shall hold in strict confidence all data and information obtained from another party (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure of such information is required by law) and shall ensure that its officers, employees and authorized representatives do not disclose such information to others without the prior written consent of the party from whom it was obtained, except if disclosure is required by the SEC, any other regulatory body, the Feeder Fund's and the Offshore Fund's respective auditors, or in the opinion of counsel to the disclosing party such disclosure is required by law, and then only with as much prior written notice to the other parties as is practical under the circumstances.

     Sec. 4.3 OBLIGATIONS OF THE FEEDER FUND AND THE OFFSHORE FUND. The Offshore Fund agrees that the financial obligations of the Feeder Fund under this Agreement shall be binding only upon the assets of the Feeder Fund, and that except to the extent liability may be imposed under relevant Securities Laws, the Offshore Fund shall not seek satisfaction of any such obligation from the officers, agents, employees, directors or members of the Feeder Fund. The Feeder Fund agrees that the financial obligations of the Offshore Fund under this Agreement shall be binding only upon the assets of the Offshore Fund and that, except to the extent liability may be imposed under relevant Securities Laws, the Feeder Fund shall not seek satisfaction of any such obligation from the officers, agents, employees, directors or shareholders of the Offshore Fund.

                                    ARTICLE V
                             TERMINATION, AMENDMENT

     Sec. 5.1 TERMINATION. This Agreement may be terminated at any time by the mutual agreement in writing of all parties, or by any party on ninety (90) days' advance written notice to the other parties hereto; provided, however, that nothing in this Agreement shall limit the Feeder Fund's right to tender all or a portion of its Shares for redemption in accordance with the Memorandum of Association and Articles of Association of the Offshore Fund and the 1940 Act and the rules thereunder. The provisions of Article III and Sections 4.2 and 4.3 shall survive any termination of this Agreement.


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

     Sec. 5.2 AMENDMENT. This Agreement may be amended, modified or supplemented at any time in such manner as may be mutually agreed upon in writing by the parties.

                                   ARTICLE VI
                               GENERAL PROVISIONS

     Sec. 6.1 EXPENSES. All costs and expenses incurred in connection with this Agreement and the conduct of business contemplated hereby shall be paid by the party incurring such costs and expenses.

     Sec. 6.2 HEADINGS. The headings and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Sec. 6.3 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates or supersedes all prior negotiations and understandings. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement other than those set forth herein. This Agreement may be amended only in a writing signed by all parties.

     Sec. 6.4 SUCCESSORS. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither this Agreement, nor any rights herein granted may be assigned to, transferred to or encumbered by any party, without the prior written consent of the other parties hereto.

     Sec. 6.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof; PROVIDED, HOWEVER, that in the event of any conflict between the 1940 Act and the laws of New York, the 1940 Act shall govern.

     Sec. 6.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

     Sec. 6.7 THIRD PARTIES. Except as expressly provided in Article III, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.

     Sec. 6.8 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made when delivered in person or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed:


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

          If to Feeder Fund:

          Grosvenor Registered Multi-Strategy Fund (TE), LLC
          225 High Ridge Road
          Stamford, CT  06905
          Attn: Steven L. Suss
          Telephone: 866-921-7951

          If to Offshore Fund:

          Grosvenor Multi-Strategy Offshore Fund, Ltd.
          225 High Ridge Road
          Stamford, CT  06905
          Attn: Steven L. Suss
          Telephone: 866-921-7951

     Sec. 6.9 INTERPRETATION. Any uncertainty or ambiguity existing herein shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation for arms' length agreements.

     Sec. 6.10 OPERATION OF THE FUNDS. Except as otherwise provided herein, this Agreement shall not limit the authority of the Feeder Fund to take such action as it may deem appropriate or advisable in connection with all matters relating to the operation of the Feeder Fund and the sale of its interest.

     Sec. 6.11 RELATIONSHIP OF PARTIES; NO JOINT VENTURE, ETC. It is understood and agreed that the Feeder Fund shall not hold itself out as an agent of the Offshore Fund with the authority to bind such party, nor shall the Offshore Fund hold itself out as an agent of the Feeder Fund with the authority to bind such party.


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

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first written above.


OFFSHORE FUND

GROSVENOR MULTI-STRATEGY OFFSHORE
FUND, LTD.

By:
    ---------------------------------
Name:
Title:


FEEDER FUND

GROSVENOR REGISTERED MULTI-STRATEGY
FUND (TE), LLC

By:
    ---------------------------------
Name:
Title:


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